EXHIBIT 10.2

AMENDMENT TO THE MANAGEMENT AGREEMENT
This AMENDMENT dated effective as of January 1, 2016 to the MANAGEMENT AGREEMENT made as of the 1st day of August 2013 (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), EMERGING CTA PORTFOLIO L.P., a New York limited partnership (the “Partnership”) and SECOR CAPITAL ADVISORS, LP, a Delaware limited partnership (the “Advisor”, and together with CMF and the Partnership, the “Parties”).
W I T N E S S E T H:
WHEREAS, CMF allocates, from time to time, a certain amount of the assets of the Partnership to the Advisor to trade pursuant to the Management Agreement; and
WHEREAS, effective January 1, 2016, the Advisor’s monthly fee for professional management services is being reduced to 1/12 of 1.75% (1.75% per year); and
WHEREAS, the Parties wish to amend the Management Agreement to reflect this change,
NOW, THEREFORE, the parties agree as follows:
1.    The text of Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:
“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership (“Incentive Fee”) and (ii) a monthly fee for professional management services equal to 1/12 of 1.75% (1.75% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the Net Assets of the Partnership allocated to the Advisor as of the last business day of each month by 1.75% and dividing the result thereof by 12)(“Management Fee”).”

2.    The foregoing amendment shall take effect as of the 1st day of January 2016.

3.    In all other respects the Management Agreement remains unchanged and of full force and effect.

4.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute the same agreement.

5.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By	/s/ Patrick T. Egan
Patrick T. Egan
President & Director

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, its general partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President & Director

SECOR CAPITAL ADVISORS, LP

By	/s/ Raymond Iwanowski
Name: Raymond Iwanowski
Title: Managing Principal